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                                                                     EXHIBIT 1
                                                                     ---------

                            JOINT FILING AGREEMENT
                            ----------------------

         We, the signatories of the statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.


                                            FIRST RESERVE CORPORATION


                                            By: /s/ Jonathan S. Linker
                                               ---------------------------
                                                Name: Jonathan S. Linker
                                                Title: Managing Director


                                            FIRST RESERVE FUND VII, LIMITED
                                              PARTNERSHIP

                                            By First Reserve Corporation, as
                                            General Partner


                                            By: /s/ David H. Kennedy
                                               ---------------------------
                                                Name: David H. Kennedy
                                                Title: Managing Director


                                            /s/ William E. Macaulay
                                            ------------------------------
                                            Name: WILLIAM E. MACAULAY



                                            /s/ John A. Hill
                                            ------------------------------
                                            Name: JOHN A. HILL

DATED:  July 2, 1997